UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2005

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA	02169-7468
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

 On November 10, 2005, the Board of Directors of The J. Jill Group, Inc. (the “Company”) adopted a new deferred compensation plan, The J. Jill Group, Inc. 2005 Deferred Compensation Plan (the “2005 Plan”), which incorporates the more restrictive requirements on deferred compensation imposed by new Internal Revenue Code §409A.  In connection with the adoption of the 2005 Plan, the Board also voted to freeze the Company’s Deferred Compensation Plan adopted on January 1, 2002 and amended and restated as of September 17, 2004 (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 22, 2004, File No. 0-22480, the “2002 Plan”) and to amend and restate the related trust agreement.  Directors are ineligible to participate in the 2005 Plan.  Except with respect to provisions made to meet the new §409A requirements and the ineligibility of the directors to participate, the 2005 Plan is substantially similar to the 2002 Plan.  Copies of the 2005 Plan and the amended and restated trust agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)          Exhibits

10.1                                               The J. Jill Group, Inc. 2005 Deferred Compensation Plan

10.2                                               Trust Agreement for The J. Jill Group, Inc. Deferred Compensation Plan, restated as of January 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: November 15, 2005	By:	/s/ Olga L. Conley
Olga L. Conley
Chief Administrative Officer and
Chief Financial Officer
(Principal Financial Officer)